Exhibit 10

EXECUTION COPY

AMENDMENT NO. 1 TO THE

CREDIT AGREEMENT

Dated as of February 27, 2009

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among Whirlpool Corporation, a Delaware corporation, Whirlpool Europe B.V., a Netherlands corporation, Whirlpool Finance B.V., a Netherlands corporation (the “Borrowers”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as administrative agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrowers, the Lenders and the Agent have entered into an Amended and Restated Long-Term Five-Year Credit Agreement dated as of December 1, 2005 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) The definition of “Alternate Base Rate” in Section 1.01 is amended in full to read as follows:

“Alternate Base Rate” means, on any date and with respect to all Floating Rate Advances, a fluctuating rate of interest per annum equal to the sum of (a) the higher of (i) the Federal Funds Effective Rate most recently determined by the Administrative Agent plus  1/2 % per annum and (ii) the Prime Rate plus (b) the Alternate Base Rate Margin for such day.

(b) The definition of “Consolidated EBIT” in Section 1.01 is amended by restating clause (c) thereof in full to read “without duplication, identifiable and verifiable non-recurring cash restructuring charges in an amount not to exceed $100,000,000 in any twelve month period, and non-cash, non-recurring pre-tax charges taken by Whirlpool during such period”.

(c) The definition of “Consolidated EBITDA” in Section 1.01 is amended by restating clause (c) thereof in full to read “without duplication, identifiable and verifiable non-recurring cash restructuring charges in an amount not to exceed $100,000,000 in any twelve month period, and non-cash, non-recurring pre-tax charges taken by Whirlpool during such period”.

(d) The definition of “Facility Fee Rate” in Section 1.01 is deleted in full.

(e) The definition of “Leverage Ratio” in Section 1.01 is amended by adding to the end thereof a proviso to read “provided, that for purposes of calculating the Leverage Ratio, (a) Indebtedness shall be determined by allowing clause (vi) to be either positive or negative, determined by reference to the aggregate position of Whirlpool and its Subsidiaries in respect of all such agreements, devices or arrangements referred to in such clause and (b) there shall be excluded from clause (vi) of the definition of “Indebtedness” an amount (whether positive or negative) of not more than $200,000,000”.

(f) Section 1.01 is further amended by adding the following definitions in appropriate alphabetical order:

“Alternate Base Rate Margin” means a rate per annum determined in accordance with the Pricing Schedule.

“Unused Commitment Fee Rate” means a rate per annum determined in accordance with the Pricing Schedule.

(g) Section 2.07(a) is amended in full to read as follows:

(a) Unused Commitment Fee. Whirlpool hereby agrees to pay to the Administrative Agent for the account of the Lenders, ratably in proportion to their Commitments, a commitment fee at the Unused Commitment Fee Rate on the excess of (i) the daily actual amount of the Aggregate Commitment over (ii) all Loans plus LOC Obligations, for the period from and including February 27, 2009 to but excluding the Termination Date, which fee shall be payable quarterly in arrears on each Payment Date, commencing March 31, 2009, and on the Termination Date.

(h) Section 7.10 is amended by (i) deleting the word “and” at the end subsection (xv), (ii) by adding a new subsection numbered (xvi) to read “Liens on assets located outside of the United States of America arising by operation of law” and (iii) renumbering subsection (xvi) as subsection (xvii) and restating such subsection in full to read as follows:

(xvii) Liens in addition to the Liens permitted by Sections 7.10(i) through (xvi), inclusive; provided that such Liens may not exist if: (a) the value of all assets subject to such Liens at any time exceeds an amount equal $200,000,000, as shown on its most recent audited consolidated balance sheet and as determined in accordance with generally accepted accounting principles or (b) the incurrence of the Indebtedness or Off-Balance Sheet Obligations to be secured by such Liens would cause a violation of Section 7.11.

(i) Section 7.12 is amended in full to read as follows:

Whirlpool shall maintain, at all times, a Leverage Ratio of less than or equal to (a) 3.5 to 1.0 for each fiscal quarter ended on or prior to December 31, 2009 and (b) 3.0 to 1.0 for each fiscal quarter ended thereafter.

(j) Section 7.13 is amended in full to read as follows:

Whirlpool shall maintain, at all times, an Interest Coverage Ratio of greater than or equal to (a) 1.5 to 1.0 for each fiscal quarter ended on or prior to December 31, 2009 and (b) 2.0 to 1.0 for each fiscal quarter ended thereafter.

(k) Schedule IV is amended in full to read as set forth as Annex A hereto.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received (a) counterparts of this Amendment executed by the Borrowers and the Required Lenders, (b) an amendment fee equal to 0.25% of the aggregate Commitments of each Lender that provides a counterpart signature page to this Amendment on or prior to the date hereof and (c) all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:

(i) A copy, certified by the Secretary or Assistant Secretary or other Authorized Representative of each Borrower, of the resolutions of its Board of Directors (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the execution of this Amendment and the performance of the Credit Agreement and the other Loan Documents to be executed by it, each as amended hereby;

(ii) An incumbency certificate, executed by the Secretary or an Assistant Secretary or other Authorized Representative of each Borrower, which shall identify by name and title and bear the signature of the officers of such Borrower authorized to sign this Amendment;

(iii) A certificate, signed by an Authorized Officer stating that (A) no Default or Unmatured Default has occurred and is continuing, and (B) the representations and warranties contained in Article 6 are true and correct in all material respects; and

(iv) Written opinions of counsel to each Borrower given upon the express instructions of each Borrower, addressed to the Agent and each of the Lenders, in form and substance satisfactory to the Agent.

SECTION 3. Amendment Fees. Whirlpool hereby agrees to pay to the Agent, on or before March 5, 2009, an amendment fee equal to 0.25% of the aggregate Commitments of each Lender that provides a counterpart signature page to this Amendment on or prior to March 5, 2009. Such amendment fees shall be payable in two installments: first, such amount as is required to be paid as a condition precedent to the effectiveness of this Amendment as set forth in Section 2 above, and second, the remainder on March 5, 2009.

SECTION 4. Representations and Warranties of the Borrower. Each of he Borrowers represents and warrants as follows:

(a) It and each of its Material Subsidiaries is duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b) It has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended hereby, to which it is a party. Its execution and delivery of this Amendment and the performance of its obligations under the Loan Documents, as amended hereby, to which it is a party have been duly authorized by proper corporate or other proceedings, and this Amendment and the Loan Documents, as amended hereby, to which it is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of money) contained herein or therein may be limited by equitable principles generally and by principles of good faith and fair dealing.

(c) Neither its execution and delivery of this Amendment, nor its compliance with the provisions of the Loan Documents, as amended hereby, to which it is a party, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its Subsidiaries or the articles, certificate or charter of incorporation or by-laws or other organizational documents of it or any of its Subsidiaries or the provisions of any indenture, instrument or agreement to which it or any of its Subsidiaries is a party or is subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of it or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement, in any such case which violation, conflict, default, creation or imposition has not had or could not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, its execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Amendment or any of the Loan Documents, as amended hereby, to which it is a party other than those the absence of which has not had or could not reasonably be expected to have a Material Adverse Effect.

SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(a) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WHIRLPOOL CORPORATION

By:	/s/ MARGARET M. MCLEOD
Margaret M. McLeod
Title:	Vice President and Treasurer

WHIRLPOOL EUROPE B.V.

By:	/s/ MARGARET M. MCLEOD
Margaret M. McLeod
Title:	Attorney-in-Fact

WHIRLPOOL FINANCE B.V.

By:	/s/ MARGARET M. MCLEOD
Margaret M. McLeod
Title:	Attorney-in-Fact

CITIBANK, N.A., as Agent and a Lender

By	/s/ MAUREEN R. MARONEY
Name:	Maureen R. Maroney
Title:	Authorized Signatory

ABN AMRO Bank N.V., as a Lender

By	/s/ MICHELE COSTELLO
Name:	Michele Costello
Title:	Director

By	/s/ SUNEEL GILL
Name:	Suneel Gill
Title:	Assistant Vice President

BANK AUSTRIA AG, as a Lender

By	/s/ MICHAELA MAURER
Name:	Michaela Maurer
Title:	Dep. Man. Director

By	/s/ PETER HERGOVICH
Name:	Peter Hergovich
Title:	Sen. Rel. Mgr.

BANK OF MONTREAL, as a Lender

By	/s/ MICHAEL D. PINCUS
Name:	Michael D. Pincus
Title:	Managing Director

BANK OF MONTREAL IRELAND plc, as a Lender

By	/s/ NEIL WARD
Name:	Neil Ward
Title:	General Manager

By	/s/ NEIL FINBARR FARRELL
Name:	Neil Finbarr Farrell
Title:	Risk Manager

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By	/s/ VICTOR PIERZCHALSKI
Name:	Victor Pierzchalski
Title:	Authorized Signatory

BARCLAYS BANK PLC, as a Lender

By	/s/ DAVID BARTON
Name:	David Barton
Title:	Director

BNP PARIBAS, as a Lender

By	/s/ FIKRET DURMUS
Name:	Fikret Durmus
Title:	Vice President

By	/s/ ANDY STRAIT
Name:	Andy Strait
Title:	Managing Director

BANK OF AMERICA, N.A., as a Lender

By	/s/ M. THOMAS BARNETT
Name:	M. Thomas Barnett
Title:

CRÉDIT INDUSTRIEL ET COMMERCIAL, as a Lender

By	/s/ ETIENNE DESLAURIERS
Name:	Etienne Deslauriers
Title:	Vice President

By	/s/ FRANCIS BOUBAZINE
Name:	Francis Boubazine
Title:	Vice President

FORTIS CAPITAL CORP., as a Lender

By	/s/ CARLOS DEL MARMOL
Name:	Carlos del Marmol
Title:	Head of International Desk N.A.

By	/s/ JOHN G. SULLIVAN
Name:	John G. Sullivan
Title:	Managing Director

HSBC BANK USA, NA., as a Lender

By	/s/ ANDREW BICKER
Name:	Andrew Bicker
Title:	Vice President

ING BANK N.V., Dublin Branch, as a Lender

By	/s/ MAURICE KENNY
Name:	Maurice Kenny
Title:	Director

By	/s/ AIDAN NEILL
Name:	Aidan Neill
Title:	Vice President

INTESA SANPAOLO S.p.A., as a Lender

By	/s/ ROBERT WORSTER
Name:	Robert Worster
Title:	Senior Vice President

By	/s/ FRANK MAFFEI
Name:	Frank Maffei
Title:	Vice President

J.P. MORGAN CHASE BANK, N.A., as a Lender

By	/s/ ANTHONY W. WHITE
Name:	Anthony W. White
Title:	Vice President

NORDEA BANK FINLAND Plc acting through its New York and Cayman Islands Branches, as a Lender

By	/s/ HENRIK M. STEFFENSEN
Name:	Henrik M. Steffensen
Title:	Senior Vice President

By	/s/ GERALD E. CHELIUS, JR.
Name:	Gerald E. Chelius, Jr.
Title:	Senior Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By	/s/ REBECCA PASQUESI
Name:	Rebecca Pasquesi
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By	/s/ MICHAELA GALLUZZO
Name:	Michaela Galluzzo
Title:	Vice President

STANDARD CHARTERED BANK, as a Lender

By	/s/ JAMES P. HUGHES
Name:	James P. Hughes
Title:	Vice President

By	/s/ ROBERT K. REDDINGTON
Name:	Robert K. Reddington
Title:	Assistant Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By	/s/ YOSHIHIRO HYAKUTOME
Name:	Yoshihiro Hyakutome
Title:	General Manager

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ NAVNEET KHANNA
Name:	Navneet Khanna
Title:	Vice President

UBS AG, Stamford Branch, as a Lender

By	/s/ IRJA OTSA
Name:	Irja Otsa
Title:	Associate Director

By	/s/ MARY EVANS
Name:	Mary Evans
Title:	Associate Director

UNICREDIT SpA New York Branch, as a Lender

By	/s/ KEN HAMILTON
Name:	Ken Hamilton Attorney-in-Fact
Title:	Director, Bayerische Hypo- und Vereinsbank AG

By	/s/ IVANA ALBANESE-RIZZO
Name:	Ivana Albanese-Rizzo Attorney-in-Fact
Title:	Managing Director, Bayerische Hypo- und Vereinsbank AG

WESTPAC BANKING CORPORATION, as a Lender

By	/s/ BRAD SCAMMEL
Name:	Brad Scammel
Title:	Vice President

SCHEDULE IV

(to Credit Agreement)

PRICING SCHEDULE

Each of “Unused Commitment Fee Rate”, “Eurocurrency Margin”, “Alternate Base Rate Margin” and “Utilization Fee Rate” means, for any day, the rate set forth below, in basis points per annum, in the row opposite such term and in the column corresponding to the Pricing Level that applies for such day:

Pricing Level	Level I	Level II	Level III	Level IV
Unused Commitment Fee Rate	25.0	37.5	50.0	75.0
Eurocurrency Margin	250.0	275.0	300.0	400.0
Alternate Base Rate Margin	150.0	175.0	200.0	300.0
Utilization Fee Rate	100.0	100.0	100.0	100.0

For purposes of this Schedule, the following terms have the following meanings:

“Level I Pricing” applies at any date if, at such date, Whirlpool’s senior unsecured long-term debt is rated BBB+ or higher by S&P and Baa1 or higher by Moody’s.

“Level II Pricing” applies at any date if, at such date, (i) Whirlpool’s senior unsecured long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody’s and (ii) Level I Pricing does not apply.

“Level III Pricing” applies at any date if, at such date, (i) Whirlpool’s senior unsecured long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody’s and (ii) neither Level I Pricing nor Level II Pricing applies.

“Level IV Pricing” applies at any date if, at such date, no other Pricing Level applies.

“Moody’s” means Moody’s Investors Service, Inc.

“Pricing Level” refers to the determination of which of Level I, Level II, Level III or Level IV applies at any date.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of Whirlpool without third-party credit enhancement, and any rating assigned to any other debt security of Whirlpool shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day.

The following provisions are applicable: If Whirlpool is split-rated and the ratings differential is one level, the lower of the two ratings will apply (e.g. BBB+/BAA2 results in Level II Pricing). If Whirlpool is split-rated and the ratings differential is more than one level, the level immediately above the lowest rating shall be used (e.g. BBB+/Baa3 results in Level II Pricing).